Exhibit 99.1

Green Thumb Industries Announces Brand Transactions with Agrify

CHICAGO and VANCOUVER, British Columbia, August 27, 2025 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today announces that it has (i) entered into transactions to sell certain of its consumer packaged goods brands to Agrify Corporation (“Agrify”) (Nasdaq: AGFY), (ii) entered into a license arrangement with Agrify to permit the Company to continue to manufacture and distribute those brands, and (iii) extended a loan to Agrify in the amount of US$45 million.

Purchase Agreement

On August 27, 2025, VCP23, LLC (the “Seller”), an indirect wholly-owned subsidiary of the Company, entered into a Purchase Agreement (the “Purchase Agreement”) with Agrify Corporation (“Agrify”) pursuant to which the Company sold to Agrify all of the equity interests in VCP IP Holdings, LLC (“VCP”). The Company is an indirect owner of 35% of the outstanding shares of common stock of Agrify (“Agrify Common Stock”), and Benjamin Kovler, Chairman and Chief Executive Officer of the Company, also serves as Chairman and Interim Chief Executive Officer of Agrify. The assets of VCP consist primarily of intellectual property rights to several brands (the “Brands”), including RYTHM, Beboe, Dogwalkers, Doctor Solomon’s, &Shine, and Good Green. The purchase price for the equity interests in VCP under the Purchase Agreement consisted of cash consideration of US$50 million.

License Agreement

Also on August 27, 2025, immediately following the closing under the Purchase Agreement, VCP, a wholly-owned subsidiary of Agrify following the closing, entered into a Trademark and Recipe License Agreement (the “License Agreement”) with GTI Core, LLC (“GTI Core”), an indirect wholly-owned subsidiary of the Company. Under the License Agreement, VCP granted to GTI Core a license to use certain intellectual property related to the Brands. The consideration payable by GTI Core for the license rights consists of a monthly license fee, payable in cash, based on sales of products using the licensed intellectual property as set forth in the License Agreement.

The License Agreement will automatically terminate upon certain insolvency events involving GTI Core and may be terminated upon mutual agreement.

Convertible Note

On August 25, 2025, RSLGH, LLC (“RSLGH”), an indirect wholly owned subsidiary of the Company, made a loan to Agrify, and Agrify issued a Secured Convertible Note to the Company with an aggregate original principal amount of US$45 million (the “Note”) to RSLGH. The Note is a secured obligation of Agrify and will rank senior to all indebtedness of Agrify except for the Secured Convertible Notes issued to RSLGH on November 5, 2024 (the “November 2024 Note”) and to RSLGH and other investors on May 22, 2025 (the “May 2025 Notes” and, collectively with the November 2024 Note, the “Existing Notes”), which rank on parity with the Note and other notes issued simultaneously with the Note. The Note will mature on February 25, 2027 and will accrue interest based on a 10.0% annualized interest rate, with interest to be paid on the first calendar day of each September and March while the Note is outstanding, beginning March 1, 2026. Interest will be paid in cash, shares of Agrify Common Stock, or Pre-Funded Warrants, at RSLGH’s election. The principal amount of the Note will be payable on the maturity date.

The Note imposes certain customary affirmative and negative covenants upon Agrify. If an event of default under the Note occurs, interest will accrue at a rate per annum equal to 14% from the date of default.

The Note may be converted into Agrify Common Stock or, at the election of RSLGH, into Pre-Funded Warrants, with a beneficial ownership limitation of 49.99%, subject to applicable Nasdaq listing rules. If RSLGH elects to convert the Note into Agrify Common Stock, and for interest payments payable in the form of Agrify Common Stock, the conversion price per share will be $29.475 (the “Conversion Price”), equal to the Minimum Price pursuant to Nasdaq Listing Rule 5635 at the time the Note was issued, subject to customary adjustments for certain corporate events. If RSLGH elects to convert the Note into Pre-Funded Warrants, and for interest payments payable in the form of Pre-Funded Warrants, the conversion price per Pre-Funded Warrant will be equal to the Conversion Price less the $0.001 exercise price of the warrant. The conversion of the Notes into Agrify Common Stock and/or Pre-Funded Warrants will be subject to certain customary conditions and, to the extent necessary, the receipt of stockholder approval under Nasdaq listing rules.

Green Thumb Industries Inc.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”) is a leading national cannabis consumer packaged goods company and retailer headquartered in Chicago, Illinois. The company manufactures and distributes a portfolio of branded products including RYTHM, Dogwalkers, incredibles, Beboe, &Shine, Doctor Solomon’s and Good Green. Green Thumb also owns and operates RISE Dispensaries, a rapidly growing national retail cannabis chain. Green Thumb serves millions of patients and customers each year with a mission to promote well-being through the power of cannabis while giving back to the communities it serves. Established in 2014, Green Thumb has 20 manufacturing facilities and 108 retail stores across 14 U.S. markets, employing approximately 4,800 people. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements which may constitute “forward-looking information” within the meaning of applicable securities laws. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect,” or similar expressions and include information regarding the potential conversion of the Notes and the Pre-Funded Warrants. Forward-looking information used in this press release includes statements relating to the fulfillment of future obligations under the various agreements disclosed herein. The forward-looking information in this news release is based upon the expectations of future events which management believes to be reasonable. Any forward-looking information speaks only as of the date on which it is made, and, except as required by law, Green Thumb does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. The forward-looking information in this news release is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied. When considering these forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in Green Thumb’s public filings with the applicable securities regulatory authorities, including with the U.S. Securities and Exchange Commission on its website at www.sec.gov and with Canada’s SEDAR+ at www.sedarplus.ca, as well as on Green Thumb’s website at https://investors.gtigrows.com, including in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Related Party Disclosure

The Company is a related party of Agrify by virtue of its indirect ownership of Agrify. Pursuant to Canadian Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the transaction contemplated by the Purchase Agreement is a “related party transaction”. The Company is exempt from certain requirements of MI 61-101 in connection with the Purchase Agreement in reliance on sections 5.5(a) and 5.7(1)(a) of MI 61-101, as the aggregate value of the transaction does not exceed 25% of the market capitalization of the Company. Further details will be included in the Company’s material change report to be filed with the applicable Canadian securities regulatory authorities within the prescribed time. Such material change report will not be filed more than 21 days prior to closing of the transaction contemplated by the Purchase Agreement due to the timing of the announcement and closing occurring in less than 21 days.

Investor Contacts:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8257

Media Contact:

GTI Communications

media@gtigrows.com

Source: Green Thumb Industries Inc.